Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

September 2, 2026

Lantheus Holdings, Inc.

201 Burlington Road, South Building

Bedford, Massachusetts 01730

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Lantheus Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company of up to 2,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), issuable under the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan (f/k/a the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) (the “Plan”).

In arriving at the opinion expressed below, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, records of the proceedings of its stockholders deemed to be relevant to this opinion letter, and the Plan, each as provided to us by the Company, and the Registration Statement.

In addition, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

We have assumed that the purchase price or other consideration to be received by the Company for the Shares will be valid consideration equal to or in excess of the par value thereof.

In rendering the opinion expressed below, we express no opinion other than as to the Delaware General Corporation Law.

On the basis of the foregoing, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the Plan and the awards thereunder against the Company’s receipt of the purchase price or other consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may it be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
a Partner